EXHIBIT 10.2
KAYDON CORPORATION 1999 LONG TERM STOCK INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
     NON-QUALIFIED STOCK OPTION AGREEMENT, dated as of                     , 200   ; between KAYDON CORPORATION, a Delaware corporation (the “Corporation”), and                                          (“Optionee”).
     The Kaydon Corporation 1999 Long Term Stock Incentive Plan Committee (the Committee), pursuant to the Corporation’s 1999 Long Term Stock Incentive Plan (the Plan), has granted to the Optionee, on the date of this Agreement, an option under the Plan to purchase an aggregate of                      shares of Common Stock of the Corporation par value $0.10 per share (“Common Stock”). To evidence the option and to set forth its terms and conditions as provided in the Plan, the Corporation and the Optionee agree as follows.
     1.  Confirmation of Grant and Price. The Corporation, by this Agreement, evidences and confirms its grant to the Optionee on the date of this Agreement of an option (the Option) to purchase                                          shares of Common Stock, at an option price of $                     per share. The Option is subject to all of the provisions of the Plan, whether or not explicitly stated in this Agreement, except that the ability of the Board of Directors or the Committee to amend this Agreement without the consent of Optionee is limited as provided in this Agreement.
     2. Term for Exercise. The Option becomes available for exercise, subject to the provisions of this Agreement, as to the percentage of the aggregate number of shares of Common Stock subject to the Option and on the dates set forth below:
(a) Percentage and Date Schedule

Percentage of Number	Date First Available
of Shares	for Exercise
20%	One year after the date of grant
20%	Two years after the date of grant
20%	Three years after the date of grant
20%	Four years after the date of grant
20%	Five years after the date of grant
     (b) Later Exercise. The right to purchase is cumulative. If the full number of shares exercisable in any period is not exercised, the balance may be exercised at any time or from time to time after that date, as long as the exercise occurs prior to the expiration or termination of the Option.
     (c) Expiration. The Option expires , 200 .
     3. Non-Qualified Stock Option. The Option evidenced by this Agreement is not intended to be an incentive stock option as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the Code).

     4. Who May Exercise. During the lifetime of the Optionee, the Option may be exercised only by the Optionee.
     (a) Death. If the Optionee dies, the Option may be exercised, to the extent of the number of shares of Common Stock with respect to which the Optionee could have exercised the Option on the date of the Optionee’s death, by the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Optionee, at any time prior to the earlier of one year after the Optionee’s death and the expiration date specified in Section 2.
     (b) Discretion to Amend. The Board of Directors or the Committee may, in its discretion, amend this Agreement to accelerate the exercisability of any installments of the Option which were not exercisable at the time of the Optionee’s death.
     5. Exercise After Termination of Employment. If the Optionee ceases to be employed by the Corporation or any parent or subsidiary (including termination by reason of the fact that an entity is no longer a subsidiary), no further installments of the Option will become exercisable except as provided below. It is not a termination of employment for purposes of this section if the Optionee transfers employment from the Corporation to any subsidiary or vice versa, or from one subsidiary to another, without an intervening period, if the Optionee is absent on sick leave or is granted a leave of absence (not to exceed one year), or if the Optionee changes status to become a consultant to the Corporation or a subsidiary.
     (a) General Rule. Unless governed by a special rule, below, the Option, to the extent of the number of shares of Common Stock with respect to which the Optionee could have exercised the Option at the date of termination of employment, terminates on the earlier of the expiration date specified in Section 2 and the date which is 10 days after the date of termination of employment.
     (b) Exceptions for Involuntary Termination and Disability. In the case of involuntary termination of employment or a Permanent and Total Disability within the meaning of the Plan, the Option, to the extent of the number of shares of Common Stock with respect to which the Optionee could have exercised the Option at the date of termination of employment, terminates on the earlier of the expiration date specified in Section 2 and the date which is three months after the date of termination of employment.
     (c) Exception for Death. In the case of death, the Option, to the extent of the number of shares of Common Stock with respect to which the Optionee could have exercised the Option on the date of death, terminates on the earlier of the expiration date specified in Section 2 and the date which is one year from the date of death.
     (d) Exception for Retirement. In the case of termination of employment by reason of retirement, the Option will continue to vest in accordance with the Option vesting schedule in effect on the date of retirement and will continue to be exercisable in accordance with its terms as though the Optionee had continued in employment.
     Notwithstanding the preceding rules, if the Committee determines that the Optionee engaged in any activity detrimental to the interests of the Corporation or a subsidiary, the

Committee may terminate the unexercised portion of the Option concurrently with or at any time following the termination of employment.
     Further, nothing in the Plan or in this Agreement confers upon the Optionee any right to continue in the employ of the Corporation or any of its affiliates, or interferes in any way with the right of the Corporation or any of its affiliates to terminate the Optionee’s employment at any time during the Option period or otherwise.
     6. Restrictions on Exercise. The Option may be exercised only with respect to full shares. No fractional shares of Common Stock will be issued.
     (a) General Limitation. The Option may not be exercised in whole or in part, and no payment by the Corporation shall be made nor shall any certificates representing shares of Common Stock subject to the Option be delivered, if:
     i. Governmental Approval. At any time any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options has not been effectively secured;
     ii. Registration. The shares are not effectively registered under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended; or
     iii. Withholding. Applicable federal, state and local tax withholding requirements are not satisfied.
     (b) Representation. The Corporation may require as a condition to the exercise of the Option in whole or in part at any time that the Optionee or any person exercising the Option after the Optionee’s death in accordance with the provisions of Section 4 (the Holder) represent to the Corporation in writing that the shares are being acquired for the Optionee’s or Holder’s own account for investment only and not with a view to distribution or with any present intention of reselling any.
     (c) Hardship. The Option is not exercisable for the period of at least twelve (12) months to the extent provided under the hardship distribution provisions of the Kaydon Corporation Employee Stock Ownership and Thrift Plan or other Corporation or affiliate plan to the extent the Optionee receives a hardship distribution from that plan.
     (d) Employment. Except as explicitly provided above, no part of an Option may be exercised by an Optionee unless the Optionee is then in the employ of the Corporation or subsidiary and was continuously so employed since the date of the grant.
     7. Manner of Exercise. To the extent the Option has become and remains exercisable as provided in this Agreement, and subject to any additional administrative regulations the Committee may from time to time adopt, the Option may be exercised from time to time, in whole or in part, by a signed written notice to the Secretary of the Corporation on a form supplied by the Corporation. The notice must specify the number of shares of Common Stock with respect to which the Option is being exercised and be accompanied by full payment of the option price for the shares.
     (a) Payment. Payment must be made in:
     i. Cash or Shares. Cash; provided, however, that with the consent of the Committee, payment may be made in whole or in part with shares of Common Stock, represented by certificates duly endorsed to the Corporation or its nominees, valued at fair market value, or other awards or property having a fair market value on the exercise date equal to the exercise price;
     ii. Instructions. With the consent of the Committee, by delivering with a properly executed exercise notice irrevocable instructions to a third party to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price;
     iii. Combination. With the consent of the Committee, a combination of the above; or
     iv. Other. With the consent of the Committee, other consideration.
     (b) Prior Holdings Limitation. The option price may not be paid in:
     i. Option. Shares of Common Stock received upon the exercise of any option under the Plan or any option under another stock option plan of the Corporation which shares have been held by the Optionee or other Holder for less than one year prior to payment; or
     ii. Stock. Shares of Common Stock that have been held by the Optionee for less than six months.
     (c) Withholding Limitation. The portion of the option price equal to the amount of any applicable federal, state and local tax liability required to be withheld at the time of exercise must be paid in cash.
     (d) Right to Exercise. In the event that the Option is exercised by a person other than the Optionee in accordance with Section 4, the person must furnish to the Corporation evidence satisfactory to it of the person’s right to exercise the Option.
     (e) Other Documents. The Corporation may require the Optionee or any other person exercising the Option to furnish or execute any documents the Corporation deems necessary to evidence the exercise or to comply with any requirements of this Agreement, the Plan, or any law.
     (f) Cash or Stock Alternative. The Committee may, in its discretion, at any time that the fair market value of the Common Stock subject to the Option exceeds the option price, in lieu of accepting payment of the option price and delivering any or all shares of Common Stock as to which the Option has been exercised, elect to pay the Optionee or other Holder an amount in cash or shares of Common Stock equal to the amount by which the fair market value on the date of exercise of the shares of Common Stock as to which the Option has been exercised exceeds the option price that would otherwise be payable by the Optionee or other Holder upon the exercise.
     8. Repurchase. The Corporation may, at the election of the Corporation, repurchase shares of Common Stock sold under the Plan then held by the Optionee at a price not to exceed the fair market value of the shares at the time of repurchase.
     9. Disposition of Shares. If the Optionee or other Holder disposes of any shares received upon exercise of the Option, whether by sale, gift, or otherwise, within two years from the date the Option was granted or within one year after the date the shares were transferred, the Optionee or other Holder must notify the Secretary of the Corporation of the number of shares disposed of, the date on which disposed, the manner of disposition and the amount, if any, realized upon the disposition.
     10. Non-Assignability. The Option may not be assigned, transferred or hypothecated by the Optionee or other Holder except as provided below:
     (a) Acceptable Assignments. Subject to subsection b., the Option may be assigned by the Optionee:
     i. Death. By will or by the laws of descent and distribution to the extent provided in section 4;
     ii. Grantor Trust. To a revocable grantor trust established by the Optionee for the Optionee’s sole benefit during the Optionee’s life, subject to the terms of the Plan; or
     iii. Other. To a beneficiary designated by the Optionee in writing on a form approved by the Committee.
     (b) Limitation. Notwithstanding those general rules, the Option may not be assigned by Optionee if Optionee is a director or officer of the Corporation or an affiliate for purposes of the securities laws, except as permitted under Rule 16b-3 of those laws.
     11. Rights as Shareholders. The Optionee and any other Holder have no rights as a shareholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to the Optionee or other Holder for the shares upon due exercise of the Option. No adjustment will be made for dividends or other rights for which the record date is prior to the issuance of the certificate or certificates.
     12. Capital and Other Adjustments. In the event of any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, combination or exchange of shares, recapitalization, reclassification, merger, consolidation, reorganization, or other similar transaction, the Committee may adjust the number, type and option price of shares of Common Stock covered by the Option, by means of a grant of a substitute option or an additional option or otherwise, as it in its discretion deems appropriate. In addition, in the event of any unusual or nonrecurring event (including, but not limited to, the events described in the preceding sentence) affecting the Corporation, any subsidiary, or the financial statements of the Corporation or any subsidiary, or of changes in applicable laws, regulations, or accounting principles, the Committee may adjust the terms and conditions of, and the criteria included in this Agreement if the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits of the Option.
     13. Change in Control. In the event of a Change in Control (as defined in the Plan), the Option shall vest, shall become exercisable in full and shall no longer be subject to any restrictions which would prevent immediate exercise. In addition, in that circumstance, the Committee as constituted before the Change in Control may, in its sole discretion:
     (a) Purchase. Provide for the purchase of the Option, at the Optionee’s request, for an amount of cash equal to the amount that could have been attained upon exercise had the Option been exercisable at that time;
     (b) Adjust. Adjust the Option as the Committee deems appropriate to reflect the Change in Control; and
     (c) Cause Assumption. Cause the Option to be assumed, or replaced with a new option, by the acquiring or surviving corporation after the Change in Control.
     14. Change in Control Compensation Agreement or Employment Agreement. If the Optionee is a party to a Change in Control Compensation Agreement or an Employment Agreement which explicitly provides for acceleration of vesting and exercisability of options upon a “Change in Control,” each of Optionee’s stock options governed by this Agreement outstanding at the time of a “Change in Control” (as defined in the Change in Control Compensation Agreement or Employment Agreement applicable to Optionee) will be immediately vested and exercisable upon such a Change in Control, notwithstanding the definition of Change in Control provided in Section 13 of this Agreement. Such acceleration is not subject to cancellation under the Plan and is also irrevocable as long as the Optionee is a party to such a Change in Control Compensation Agreement or Employment Agreement.
     15. Legality. The issuance or delivery of any shares of Common Stock pursuant to an Option may be postponed by the Corporation for any period required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange or any requirements under any other applicable law or regulation. The Corporation is not obligated to issue or deliver any shares if the issuance or delivery constitutes, or in the opinion of counsel to the Corporation may constitute, a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.
     16. Withholding of Taxes. Prior to the issuance or delivery of any shares of Common Stock or any payment, payment of any taxes required by law must be made.
     (a) Withholding. The withholding obligation may not be satisfied by reducing the number of shares of Common Stock otherwise deliverable.
     (b) Fractional Shares. Any fraction of a share of Common Stock required to satisfy a tax obligation shall be disregarded and the amount due must be paid instead in cash.
     17. Notice. Notice to the Secretary of the Corporation shall be deemed given if in writing and delivered to the Secretary of the Corporation at the then principal office of the Corporation in accordance with the Sarbanes—Oxley Accounting/Corporate Responsibility Act of 2002 (such Notice must be delivered in a timely manner in order for the Corporation to meet its reporting requirements).
     18. Amendment. The Board of Directors or the Committee may amend the terms and conditions of this Agreement as provided in the Plan, except that, without the consent of the Optionee, no amendment may impair the rights of the Optionee or Holder relating to the Option or amend Sections 13, 14 or 18 of this Agreement. Notwithstanding that, the Option provided in this Agreement may be canceled in the Committee’s sole discretion, as long as the Optionee is not a party to an effective Change in Control Compensation Agreement, as described in Section 14 above, upon payment of the value of the Option to the Optionee or Holder in cash or in another Option, and such value may be determined by the Committee in its sole discretion.
     19. Governing Law. The words “exercise”, “subsidiary”, “outstanding” and any other words or terms used in this Agreement which are defined or used in Section 421, 422 or 425 of the Code have the meanings assigned to them in those Sections, unless the context clearly requires otherwise. In all other respects this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.
Executed       day of                     , effective as of the date first set forth above.

KAYDON CORPORATION	OPTIONEE

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